Exhibit 10.2
SPLIT-DOLLAR AGREEMENT
THIS AGREEMENT, effective as of this 11th day of August, 2014, by and between MasTec, Inc., a Florida corporation, with principal offices and place of business in the State of Florida (hereinafter referred to as the “Corporation”), Jose Ramon Mas, an individual residing in the State of Florida (hereinafter referred to as the “Employee”), and Patricia C. Mas, Jorge Mas and Juan Carlos Mas, as Trustees (the “Trustee”) of the Jose Ramon Mas Irrevocable Trust, dated December 7, 2012 (the “Trust”).
WITNESSETH THAT:
WHEREAS, the Employee is employed by the Corporation; and
WHEREAS, the Employee wishes to provide life insurance protection for his family (as beneficiaries of the Trust) in the event of his death, under one or more policies of life insurance insuring his life and/or insuring his life and the life of his wife, Patricia Caridad Mas (hereinafter referred to collectively as the “Insureds”), issued by one or more insurance companies (hereinafter referred to individually as an “Insurer” and collectively as the “Insurers”) that would be subject to this Agreement (such policies being hereinafter individually referred to as a “Policy” and collectively as the “Policies”); and
WHEREAS, the Corporation is willing to pay the premiums due on the Policies as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; and
WHEREAS, the Corporation will be the absolute owner of the Policies and, as such, possesses all incidents of ownership in and to the Policies, and may exercise each and every right relating to the Policies not specifically restricted by this Agreement; and
WHEREAS, the Corporation wishes to retain such ownership rights, in order to secure its rights under this Agreement; and
WHEREAS, the parties to this arrangement intend to have their income and gift tax consequences determined under economic benefit regime set forth in Section 1.61-22(d) of the Treasury Regulations; and
NOW, THEREFORE, in consideration of the premiums to be paid by the Corporation and the mutual promises contained herein, the parties hereto agree as follows:
1.Statement of Intention. The parties hereto intend that the income and gift tax consequences of this split-dollar arrangement be governed by the economic benefit regime set forth in Section 1.61-22(d) of the Treasury Regulations. The parties hereto agree to consistently treat this arrangement in accordance with such concepts on all tax returns and other documents filed by them in connection herewith.
2.    Purchase of Policies. The Corporation may purchase one or more Policies that will be subject to this Agreement. The Face Amount of Insurance and Death Benefit of any Policies shall be reflected on Exhibit A attached hereto. The maximum Face Amount

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of Insurance of the Policies subject to this Agreement shall be $75,000,000. The parties hereto will take all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause each Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policies shall be subject to the terms and conditions of this Agreement and of the endorsement to the Policy to be filed with the Insurer.
3.    Ownership of Policies.
a.    The Corporation shall be the sole and absolute owner of each Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein; provided, however, that the Corporation shall be prohibited from borrowing against or taking any withdrawal under any of the Policies, or taking any policy loan or other advance under the Policies during the entire term of this Agreement.
b.    Specifically, the Corporation shall have the sole authority to direct the manner in which the Policy Account (as such term is defined in each Policy) established pursuant to the terms of the Policy shall be allocated among the various investment options from time to time available under the Policy and to change such allocation from time to time, as provided for in the Policy.
4.    Payment of Premiums. On or before the due date of the Policy premium (as defined in the Policy), or within the grace period provided therein, the Corporation shall make the premium payments specified under Exhibit A to the Insurer, during the term hereof, and shall, upon request, promptly furnish the Trust evidence of timely payment of such premium. Subject to the acceptance of such amount by the Insurer, the Corporation may also, in its discretion, make additional premium payments on the Policy. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal, state or local tax purposes, as applicable, as a result of the insurance protection provided to the Employee’s beneficiary hereunder.
5.    Designation of Policy Beneficiary/Endorsement.
a.    Contemporaneously with the execution of this Agreement, the Corporation shall execute a beneficiary designation for each Policy, under the form used by the Insurer for such designations, naming the Corporation as the Policy beneficiary, in order to secure the Corporation’s recovery of the amount due the Corporation hereunder.
b.    The Trust may select both the settlement option for payment of that portion of the death benefit provided under each Policy to which the Trust is entitled hereunder and the beneficiary or beneficiaries to receive such portion of the death benefit proceeds of the Policy, by specifying the same in a written notice to the Corporation. Upon receipt of such notice, the Corporation shall execute and deliver to the Insurer a change of beneficiary and/or Policy endorsement form necessary to elect the requested settlement option and to designate the requested person, persons or entity as the beneficiary or beneficiaries to receive the death proceeds of the Policy in excess of the amount to which the Corporation is entitled hereunder. The parties hereto agree to take the action necessary to cause the beneficiary

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designation and settlement election provisions of that portion of each Policy to which the Trust is entitled hereunder to conform to the provisions hereof. The Corporation shall not terminate, alter or amend such election or designation for such portion of any Policy, without the express written consent of the Trust.
6.    Limitations on Corporation’s Rights in Policies. Except as otherwise provided herein, the Corporation shall not sell, assign, transfer, surrender or cancel any Policy, change the beneficiary designation provision of that portion of the Policy to which the Trust is entitled hereunder, nor change the Death Benefit Option thereof without, in any such case, the express written consent of the Trust.
7.    Collection of Death Proceeds.
a.    Upon the death of the Employee or the survivor of the Insureds, as applicable, the Corporation shall cooperate with the beneficiary or beneficiaries designated by the Trust to take whatever action is necessary to collect the death benefit provided under each Policy. When the death benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.
b.    Upon the death of the Employee or the survivor of the Insureds, as applicable, the Corporation shall have the unqualified right to receive a portion of the death benefit under each Policy equal to the greater of (i) the total amount of the premiums paid by the Corporation with respect to that Policy under this Agreement, or (ii) the then cash value of that Policy (excluding surrender charges or other similar charges or reductions) immediately before the death of the Employee or the survivor of the Insureds, as applicable (the “Corporation’s Death Benefit”). The balance of the death benefit provided under each Policy shall be paid directly to the beneficiary or beneficiaries designated by the Corporation at the direction of the Trust, in the manner and in the amount or amounts provided in the beneficiary designation provision of that Policy. In no event shall the amount payable to the Corporation hereunder with respect to any Policy exceed the proceeds payable as a result of the maturity of that Policy as a death claim. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Corporation at the direction of the Trust, until the full amount of the Corporation’s Death Benefit under that Policy has been paid to the Corporation. The parties hereto agree that the beneficiary designation provision of each Policy shall conform to the provisions hereof.
c.    Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under any Policy upon the death of the Employee or the survivor of the Insureds, as applicable, and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation shall have the unqualified right to retain such premiums.
8.    Trust’s Right to Purchase the Policies in the Event of the Corporation’s Bankruptcy or Dissolution.
a.    In the event of the Corporation’s (a) bankruptcy (with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)), or (b) dissolution taxed under Section 331 of the Internal Revenue Code of 1986, as amended (“Code”) (each a “Purchase Right Trigger”), then for a period (the “Option Period”) from the date of the Purchase Right Trigger until the date that is sixty

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(60) days after the date on which the Company provides written notice to the Trust that the Purchase Right Trigger has occurred, the Trust shall have the assignable option to purchase any or all of the Policies from the Corporation. The purchase price for each Policy shall be the greater of (i) the total amount of the premiums paid by the Corporation with respect to that Policy under this Agreement, or (ii) the then cash value of the Policy (excluding surrender charges or other similar charges or reductions). Upon receipt of this purchase price, the Corporation shall transfer all of its right, title and interest in and to the Policy purchased to the Trust or other purchaser, by the execution and delivery of an appropriate instrument of transfer, and this Agreement shall thereupon terminate.
b.    Notwithstanding any other provision of this Agreement, in no event shall the Employee or the Trust have any personal liability to repay to the Corporation any premiums paid under this Agreement or any other amounts upon termination of this Agreement for any reason (other than the obligation of the Trust to pay the purchase price for any Policy if the Trust elects to purchase the Policy under Section 8a of this Agreement).
9.    Insurer Not a Party. The Insurer shall be fully discharged from its obligations under any Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in any Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Corporation and filed with the Insurer in connection herewith.
10.    Assignment by Trust. Notwithstanding any provision hereof to the contrary, the Trust shall have the right to absolutely and irrevocably assign all of its right, title and interest in and to this Agreement and to any Policy to an assignee. This right shall be exercisable by the execution and delivery to the Corporation of a written assignment, in substantially the form attached hereto as Exhibit B, which by this reference is made a part hereof, with respect to each Policy. Upon receipt of such written assignment executed by the Trust and duly accepted by the assignee thereof, the Corporation shall consent thereto in writing, and shall thereafter treat the Trust’s assignee as the sole owner of all of the Trust’s right, title and interest in and to this Agreement and in and to that Policy. Thereafter, the Trust shall have no right, title or interest in and to this Agreement or the assigned Policy, all such rights being vested in and exercisable only by such assignee.
11.    Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.
a.    The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

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b.    Claim. The Employee, a survivor of the Insureds, a beneficiary or any other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”), or his or her duly authorized representative, may file a written request for such benefit with the Compensation Committee of the Board of Directors of the Corporation (the “First Level Reviewer”), setting forth his or her claim. Such claim must be addressed to the Compensation Committee of the Board of Directors of the Corporation, at its then principal place of business.
c.    Claim Decision. Upon receipt of a claim, the First Level Reviewer shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety days, and shall, in fact, deliver such reply within such period. However, the First Level Reviewer may extend the reply period for an additional ninety days for reasonable cause. If the reply period will be extended, the First Level Reviewer shall advise the Claimant in writing during the initial 90-day period indicating the special circumstances requiring an extension and the date by which the First Level Reviewer expects to render the benefit determination.
If the claim is denied in whole or in part, the First Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:
(1)    the specific reason or reasons for the denial;
(2)    the specific references to pertinent Agreement and/or Policy provisions on which the denial is based;
(3)    a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary;
(4)    appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and
(5)    the time limits for requesting a review of the denial under subparagraph d hereof and for the actual review of the denial under subparagraph e hereof.
d.    Request for Review. Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the members of the Board of Directors of the Corporation, other than any members of the Mas family (the “Second Level Reviewer”), review the First Level Reviewer’s prior determination. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subparagraph without regard to whether such information was submitted or considered in the initial benefit determination.

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The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the First Level Reviewer in making its initial claims decision, (ii) was submitted, considered or generated in the course of the First Level Reviewer making its initial claims decision, without regard to whether such instrument was actually relied upon by the First Level Reviewer in making its decision or (iii) demonstrates compliance by the First Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with the Agreement and/or Policies. If the Claimant does not request a review of the First Level Reviewer’s determination within such sixty-day period, he or she shall be barred and estopped from challenging such determination.
e.    Review of Decision. Within a reasonable period of time, ordinarily not later than sixty days, after the Second Level Reviewer’s receipt of a request for review, it will review the First Level Reviewer’s prior determination. If special circumstances require that the sixty-day time period be extended, the Second Level Reviewer will so notify the Claimant within the initial 60-day period indicating the special circumstances requiring an extension and the date by which the Second Level Reviewer expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. In the event that the Second Level Reviewer extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information.
The Second Level Reviewer has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of the Agreement. Benefits under the Agreement will be paid only if the Second Level Reviewer decides in its discretion that the Claimant is entitled to such benefits. The decision of the Second Level Reviewer shall be final and non- reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Corporation and the Claimant.
If the Second Level Reviewer makes an adverse benefit determination on review, the Second Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:
(1)    the specific reason or reasons for the denial;
(2)    the specific references to pertinent Agreement and/or Policy provisions on which the denial is based;
(3)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Second Level Reviewer in making its decision, (ii) was submitted, considered or generated in the course of the Second Level Reviewer making its decision, without

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regard to whether such instrument was actually relied upon by the Second Level Reviewer in making its decision or (iii) demonstrates compliance by the Second Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with the Agreement and/or Policies; and
(4)    a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.
12.    Amendment and Integration. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein. This Agreement contains the entire understanding between the parties and supersedes all prior and contemporaneous representations, agreements and understandings (oral or written) with respect to the matters contained herein.
13.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries and the Trust and its successors and assigns. Notwithstanding the foregoing, the Trustee is entering into this Agreement solely in his/her capacity as trustee of the Trust and not individually.
14.    Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand. If such notice, consent or demand is served in person, it shall be deemed sent when served. If such notice, consent or demand is sent by overnight courier, it shall be deemed sent on the first business day after delivery to the courier. Any party may change his respective address for the giving of notice to another address by giving at least ten (10) business days’ notice of such change.

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(a)	If to the Corporation: MasTec, Inc. 800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134
(b)	If to the Trust: (i) Patricia C. Mas 8550 Old Cutler Road Miami, FL 33143 (ii) Jorge Mas 11855 SW 60th Avenue Pinecrest, FL 33156 (iii) Juan Carlos Mas 311 Leucadendra Drive Coral Gables, FL 33156
15.    Severability. The invalidity of any one or more of the words, phrases, sentences, sections, or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, sections, or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, section or sections, or subsection or subsections had not been inserted and shall not affect the remainder of this Agreement, which shall remain valid and binding and enforceable in accordance with its terms.
16.    No Guarantee of Tax Treatment. Neither the existence of this Agreement nor any provision hereof shall be deemed to guarantee any specific or favorable tax treatment, whether gift, income, estate, generation-skipping transfer, inheritance, or otherwise, of the premium payments made by Corporation hereunder, the value of insurance protection provided under the Policy(ies), or the cash surrender value build-up or any other benefits payable under the Policy(ies), and Corporation, and the Employee and the Trust are expected to seek competent tax advice before they execute this Agreement.
17.    Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Florida.

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18.    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.
19.    Pronouns and Plurals. Wherever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa.
20.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

ATTEST: /s/ Albert de Cardenas______________________________ Secretary
MASTEC, INC.
By:  /s/ George Pita________________________________
“Corporation”
/s/ Jose Ramon Mas_______________________________
“Employee”

/s/ Patricia Mas___________________________________

/s/ Jorge Mas_____________________________________

/s/ Juan Carlos Mas________________________________
as Trustees of the Jose Ramon Mas Irrevocable Trust, dated December 7, 2012

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EXHIBIT A
The following life insurance policies are subject to the attached Split-Dollar Agreement:
Policy 1:
Insurer:     Lincoln Financial Group
Insured:     Jose Ramon Mas and Patricia Caridad Mas
Policy Number:     4889452
Face Amount:     $37,500,000
Date of Issue:     June 27, 2014
Premiums:     $353,016.00 annual premium
Policy 2:
Insurer:     Prudential
Insured:     Jose Ramon Mas and Patricia Caridad Mas
Policy Number:     V2277544
Face Amount:     $37,500,000
Date of Issue:     July 10, 2014
Premiums:     $348,796.00 annual premium

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EXHIBIT B
THIS ASSIGNMENT, dated this ___ day of     ______________, 20___
WITNESSETH THAT:
WHEREAS, the undersigned (the “Assignor”) is the Trustee of the Trust under that certain Split-Dollar Agreement between MasTec, Inc., a Florida corporation (the “Company”) and Jose Ramon Mas dated [___] day of [_______], 2014, effective as of [__________] 2014, (the “Split-Dollar Agreement”), which Split-Dollar Agreement confers upon the undersigned certain rights and benefits with regard: to one or more policies of insurance insuring the Assignor’s life; and
WHEREAS, pursuant to the provisions of said Split-Dollar Agreement, the Assignor retained the right, exercisable by the execution and delivery to the Company of a written form of assignment, to absolutely and irrevocably assign all of the Assignor’s right, title and interest in and to said Split-Dollar Agreement to an assignee; and
WHEREAS, the Assignor desires to exercise said right;
NOW, THEREFORE, the Assignor, without consideration, and intending to make gift, hereby absolutely and irrevocably assigns, gives, grants and transfers to ____________________(the “Assignee”), all of the Assignor’s right, title and interest in and to the Split-Dollar Agreement and said policies of insurance, intending that, from and after this date, the Split-Dollar Agreement be solely between the Company and the Assignee and that hereafter the Assignor shall neither have nor retain any right, title or interest therein.

__________________________________________________ [___________, as Trustee]

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ACCEPTANCE OF ASSIGNMENT
The undersigned Assignee hereby accepts the above assignment of all right, title and interest of the Assignor therein in and to the Split-Dollar Agreement, and the undersigned hereby agrees to be bound by all of the terms and conditions of said Split-Dollar Agreement, as if the original Employee thereunder,

_____________________________ DATED ___________, 20
___________________________________________
_________________________________________, Trustee
Assignee
Dated______________________________, 20__________

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CONSENT TO ASSIGNMENT
The undersigned Company hereby consents to the foregoing assignment of all of the right, title and interest of the Assignor in and to the Split-Dollar Agreement, to the Assignee designated therein. The undersigned Company hereby agrees that, from and after the date hereof, the undersigned Company shall look solely to such Assignee for the performance of all obligations under said Split-Dollar Agreement which were heretofore the responsibility of the Assignor, shall-allow all rights and benefits provided therein to the Assignor to be exercised only by said Assignee, and shall hereafter treat said Assignee in all respects as if the original Employee thereunder.

MASTEC, INC. By: ____________________________________________

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